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                                                                     EXHIBIT 5.1

            [Letterhead of Troop Steuber Pasich Reddick & Tobey, LLP]



September 14, 2000

Aames Financial Corporation
350 South Grand Avenue, 52nd Floor
Los Angeles, California 90071

Ladies/Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to which this letter is attached as exhibit 5.1 (the "Registration Statement"), filed by Aames Financial Corporation, a Delaware corporation (the "Company"), with respect to the registration under the Securities Act of 1933, as amended (the "Act") of 9,077,599 shares of the Company's Common Stock, par value $0.001 per share (the "Shares") issuable pursuant to the Company's 1999 Stock Option Plan (the "Plan").

We are of the opinion, as of the date hereof, that the Shares have been duly authorized and, upon issuance and sale in conformity with and pursuant to the Plan, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to use of our name in the Prospectus constituting a part thereof.

                             Respectfully submitted,

                             /s/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP

                             Troop Steuber Pasich Reddick & Tobey, LLP